                                                                     EXHIBIT 2.3

                                                             [Execution Version]


                    AMENDMENT NO. 2 TO ASSIGNMENT AGREEMENTS
                    ----------------------------------------

                   CONGRESS FINANCIAL CORPORATION (SOUTHWEST)
                          1201 Main Street, Suite 1625
                               Dallas, Texas 75202

                                                   April 19, 2002

Advanced Aerodynamics & Structures, Inc.
3205 Lakewood Boulevard
Long Beach, California 90808

Mooney Airplane Company, Inc.
Louis Schreiner Field
Kerrville, Texas  78029-0072

Ladies and Gentlemen:

     Congress Financial Corporation (Southwest) ("Congress") and Advanced Aerodynamics & Structures, Inc. ("AASI") have entered into the Assignment and Assumption Agreement, dated January 29, 2002, between Congress and AASI, as amended by Amendment No. 1 to Assignment Agreements, dated April 9, 2002 ("Amendment No. 1 to Assignment Agreements"), between Congress and AASI (as the same now exists or may hereafter be amended, modified, supplemented, restated or replaced, the "Assignment and Assumption Agreement"), and other agreements, documents, supplements and instruments at any time executed or delivered by AASI or other person with to or in favor of Congress in connection therewith, including, without limitation, the Collateral Assignment of Debt and Security Agreements, dated January 29, 2002, between Congress and AASI, as amended (the "Collateral Assignment of Secured Debt"), all of the foregoing, together with this Amendment, the Collateral Assignment of Secured Debt, and the agreements and instruments delivered hereunder (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, collectively, the "Assignment Agreements").

     AASI has requested that Congress, among other things (a) consent to the credit bid by AASI of the Proof of Claim in the Chapter 11 Case in the amount of $8,000,000 as partial consideration of the purchase by AASI through Mooney Airplane Company, Inc., a wholly owned subsidiary of AASI ("Mooney Airplane"), of substantially all of the assets and properties of Mooney Aircraft Corporation, as Debtor and Debtor-in-Possession ("Mooney Aircraft"), (b) amend the Assignment Agreements to include Mooney Airplane as a party obligated to Congress under the Assignment Agreements, including, without limitation, the amendment and restatement of each of the AASI Secured Notes to include Mooney Airplane as a co-obligor on each of the AASI Secured Notes, (c) the grant by Mooney Airplane in favor of Congress of a security interest in and lien on the FAA Type Certificate Collateral, and (d) waive the Event of Default arising from the failure to prepay Tranche C in the amount equal to seven and one-half percent (7 1/2%) of Additional Financing raised by AASI in the amount of approximately $1,450,000. Subject to the terms and conditions contained herein, Congress is willing to agree to the foregoing consents and amendments.

     AASI and Congress have agreed to set forth such consents and amendments to the Assignment Agreements as set forth in this Amendment No. 2 to Assignment Agreement (this "Amendment"), dated of even date herewith, among Congress, AASI and Mooney Airplane.

     In consideration of the foregoing, the respective agreements and covenants contained herein, and other good and valuable consideration, the adequacy and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.   Definitions.
     -----------

1.1     Additional Definitions. As used herein or in any of the other Assignment
        ----------------------
Agreements, the following terms shall have the respective meanings given to them below, and the Assignment and Assumption Agreement and the other Assignment Agreements shall be deemed and are hereby amended to include, in addition and not in limitation, each of the following definitions:

(a)     "Deficiency Claim" shall mean the Allowed Unsecured Claim of AASI in the
         ----------------
Chapter 11 Case equal to $5,714,404.71, which is the amount of the deficiency claim of AASI in the Chapter 11 Case pursuant to the Mooney Airplane Purchase Agreements and the Section 363 Sale Orders and which deficiency claim is subordinated to the claim of the unsecured creditors of Mooney Aircraft in the Chapter 11 Case to the extent that a Plan of Reorganization is confirmed.

(b)     "Existing Tranche A Note" shall mean the Secured Tranche A Note, dated
         -----------------------
January 29, 2002, by AASI payable to Congress in the original principal amount of $500,000, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(c)      "Existing Tranche B Note" shall mean the Secured Tranche B Note, dated
          -----------------------
January 29, 2002, by AASI payable to Congress in the original principal amount of $2,500,000, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(d)     "Existing Tranche C Note" shall mean the Amended and Restated Secured
         -----------------------
Tranche C Note, dated April 9, 2002, by AASI payable to Congress in the original principal amount of $1,500,000, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(e)     "Existing Tranche D Note" shall mean the Secured Tranche C Note, dated
         -----------------------
January 29, 2002, by AASI payable to Congress in the original principal amount of $5,714,408.71, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(f)     "FAA Type Certificate Collateral Security Agreement" the Security
         --------------------------------------------------
Agreement, dated of even date herewith, by Mooney Airplane in favor of Congress, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(g)     "Mooney Airplane Purchased Assets" shall mean the assets and properties
         --------------------------------
purchased by Mooney Airplane from Mooney Aircraft pursuant to the Mooney Airplane Purchase Agreements as set forth in Schedule 1.1(g) hereto.

(h)     "Restated Tranche A Note" shall mean the Amended and Restated Secured
         -----------------------
Tranche A Note, dated of even date herewith, by AASI payable to Congress in the original principal amount of $500,000, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(i)     "Restated Tranche B Note" shall mean the Amended and Restated Secured
         -----------------------
Tranche B Note, dated of even date herewith, by AASI payable to Congress in the original principal amount of $2,500,000, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(j)     "Restated Tranche D Note" shall mean the Amended and Restated Secured
         -----------------------
Tranche D Note, dated of even date herewith, by AASI payable to Congress in the original principal amount of $5,714,408.71, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(k)     "Second Restated Tranche C Note" shall mean the Second Amended and
         ------------------------------
Restated Secured Tranche C Note, dated of even date herewith, by AASI payable to Congress in the original principal amount of $1,500,000, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(l)     "Section 363 Sale Orders " shall mean, collectively, the Order under 11
         -----------------------
U.S.C.ss.ss.105(a), 363, 365 and 1146(c) and Fed. R. Bankr. P. 2002, 6004, 6006
and 9014 (i) Approving Asset Purchase Agreement; (ii) Authorizing the Sale of Certain of Debtor's Assets Free and Clear of Liens, Claims and Encumbrances,
(iii) Authorizing the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases, dated March 18, 2002, entered by the Bankruptcy Court in the Chapter 11 Case providing for the sale by Mooney Aircraft of substantially all of its assets and properties to Mooney Airplane in accordance with the terms and conditions of the Mooney Airplane Purchase Agreements, together with any orders issued by the Bankruptcy Court related thereto, and any supplements, modifications or amendments to such orders.

(m) "Solvent " shall mean, at any time with respect to any Person, that at such
     -------
time such Person is able to pay such Person's debts as they mature and has (and has a reasonable basis to believe it will continue to have) sufficient capital (and not unreasonably small capital) to carry on such Person's business consistent with its practices as of the date hereof, and the assets and properties of such Person at a fair valuation (and including as assets for this purpose at a fair valuation all rights of subrogation, contribution or indemnification arising pursuant to any guarantees given by such Person) are greater than the indebtedness, obligations or liabilities of such Person, and including subordinated and contingent liabilities computed at the amount which, such Person has a reasonable basis to believe, represents an amount which can reasonably be expected to become an actual or matured liability (and including as to contingent liabilities arising pursuant to any guarantee the face amount of such liability as reduced to reflect the probability of it becoming a matured liability).

1.2     Amendments to Definitions.
        -------------------------

(a) All references to the term "AASI Security Agreements" in the Assignment and Assumption Agreement, the Collateral Assignment of Secured Debt and the other Assignment Agreements shall be deemed and each such reference is hereby amended to include the FAA Type Certificate Collateral Security Agreement and the other agreements, documents and instruments executed or delivered by Mooney Airplane or AASI in connection therewith.

(b) All references to the term "Additional Financing" in the Assignment and Assumption Agreement and the other Assignment Agreements shall be deemed and each such reference is hereby amended to have the meaning set forth in Section 4 hereof.

(c) All references to the term "Assignee" in the Assignment and Assumption Agreement and the other Assignment Agreements shall be deemed and each such reference is hereby amended to include, in addition and not in limitation, Mooney Airplane.

(d) All references to the term "Debtor" in the Collateral Assignment of Secured Debt, the AASI Secured Notes and the other Assignment Agreements shall be deemed and each such reference is hereby amended to include, in addition and not in limitation, Mooney Airplane.

(e) All references to the term "Deferred Purchase Price Collateral" in the Collateral Assignment of Secured Debt and the other Assignment Agreements shall be deemed and each such reference is hereby amended to include, in addition and not in limitation, the FAA Type Certificate Collateral.

(f) All references to the term "FAA Type Certificate Collateral" in the Collateral Assignment of Secured Debt and the other Assignment Agreements shall be deemed and each such reference is hereby amended to include, in addition and not in limitation, the FAA Type Certificate Collateral as set forth in the FAA Type Certificate Collateral Security Agreement.

(g) All references to the term "Mooney Airplane Purchase Agreements" in the Assignment and Assumption Agreement and the other Assignment Agreements shall be deemed and each such reference is hereby amended to mean, collectively (i) the Asset Purchase Agreement, dated as of March 18, 2002, between AASI and Debtor, as approved by The Official Committee of Unsecured Creditors in the Chapter 11 Case, as amended by First Amendment to Purchase Agreement, dated as of March 19, 2002, Second Amendment to Asset Purchase Agreement, dated April 2, 2002, and Third Amendment to Asset Purchase Agreement, dated

April 19, 2002, and (ii) all other agreements, documents and instruments executed or delivered in connection therewith, including, without limitation, the agreements, documents and instruments set forth on Schedule 1.2 (g) hereto, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.3     Interpretation. For purposes of this Amendment, unless otherwise defined
        --------------
herein, all terms used herein, including, but not limited to, those terms used above, shall have the respective meanings given to them in the Assignment Agreements.

2.   Consents.
     --------

(a) Notwithstanding anything to the contrary contained in Section 7 of the Assignment and Assumption Agreement, Section 3.7 of the Collateral Assignment of Secured Debt or in any other provisions of the Assignment Agreements, subject to the terms and conditions contained herein, Congress hereby consents to the credit bid by AASI of a portion of the Proof of Claim in the amount of $8,000,000 as partial consideration of the purchase price to be paid by AASI to Mooney Aircraft in consideration of the Mooney Airplane Purchased Assets pursuant to the Mooney Airplane Purchase Agreements and the Section 363 Sale Orders, the subordination by AASI of the Deficiency Claim to the unsecured creditors of Mooney Aircraft to the extent that a Plan of Reorganization is approved by the Bankruptcy Court in the Chapter 11 Case, and the sale by Mooney Aircraft to AASI and Mooney Aircraft of the Deferred Purchase Price Collateral consisting of the Mooney Airplane Purchased Assets pursuant to the Mooney Airplane Purchase Agreements and the Section 363 Sale Orders; provided, that:
                                                              --------  ----

(i) each of the Mooney Airplane Purchase Agreements and the transactions contemplated thereunder shall have been or shall be duly authorized, executed and delivered by the respective parties thereto prior to or contemporaneously with the effectiveness thereof;

(ii) Mooney Airplane shall have acquired all of Mooney Aircraft's right, title and interest in and to the Mooney Airplane Purchased Assets, free and clear of all liens, claims, charges and encumbrances in accordance with Sections 363 and 365 of the Bankruptcy Code, except for (A) the security interest in favor of Congress in the FAA Type Certificate Collateral, (B) the security interest in favor of Textron Financial Corporation in the engines it financed and the other Mooney Airplane Purchased Assets specifically related to such engines, other than any FAA Type Certificate Collateral, (C) the security interests in favor of Kerrville Independent School District, Centerpoint Independent School District, the City of Kerrville, Texas and the County of Kerrville, Texas, in each case, to the extent provided in the Section 363 Sale Orders, duly entered, which shall be in form and substance satisfactory to Congress;

(iii) Congress shall continue to have, and Congress hereby specifically retains, its security interest in and lien on the Deferred Purchase Price Collateral consisting of the Deficiency Claim in the Chapter 11 Case after giving effect to the transactions contemplated in the Mooney Aircraft Purchase Agreement and the Final 363 Sale Order and any Plan of Reorganization in the Chapter 11 Case shall be acceptable to Congress, as determined by Congress in its good faith judgment;

(iv) all conditions precedent to the obligations of AASI and Mooney Airplane under the Mooney Airplane Purchase Agreements and under the Section 363 Sale Orders shall have been fulfilled (and not merely waived, except if approved in writing by Congress), at or before the consummation of the purchase of the Mooney Airplane Purchased Assets (the "Closing");

(v) at or before the Closing, all actions and proceedings required by the Mooney Airplane Purchase Agreements, the Section 363 Sale Orders, applicable law or regulation and the transactions contemplated thereby shall have been duly and validly taken in accordance with the terms thereof, and all required consents thereto under any agreement, document or instrument to which any of AASI, Mooney Airplane or Mooney Aircraft is a party or by which any of its or their properties are bound, and all applicable consents or approvals of governmental authorities, shall have been obtained;

(vi) as of the Closing, no court of competent jurisdiction, including, without limitation, the Bankruptcy Court, shall have issued any injunction, restraining order or other order then subsisting which prohibits consummation of the transactions described in the Mooney Airplane Purchase Agreements or the
Section 363 Sale Orders, and no governmental or other action or proceeding shall have been threatened or commenced seeking any injunction, restraining order or other order which seeks to void or otherwise modify the transactions described in or contemplated by the Mooney Airplane Purchase Agreements or the Section 363 Sale Orders; and

(vii) all the other conditions set forth herein shall have been satisfied as determined by Congress in its good faith judgment.

3.   Assumption of Deferred Purchase Price Obligations; Amendments to Assignment
     ---------------------------------------------------------------------------
     Agreements.
     -----------

(a) AASI and Mooney Airplane hereby acknowledge and agree that Mooney Airplane hereby expressly assumes and agrees to be directly liable to Congress, jointly and severally with AASI, for all the Deferred Purchase Price Obligations under, contained in, or arising pursuant to the Assignment and Assumption Agreement, the AASI Secured Notes or any of the other Assignment Agreements applicable to Assignee and as applied to Mooney Airplane as an Assignee, agrees to perform, comply with and be bound by all terms, conditions and covenants of the Assignment and Assumption Agreement and the other Assignment Agreements applicable to Assignee and as applied to Mooney Airplane, with the same force and effect as if Mooney Airplane had originally executed and been an original party signatory to the Assignment and Assumption Agreement and the other Assignment Agreements, Mooney Airplane is deemed, and hereby agrees, in all respects, to be bound by and to comply with all representations, warranties, covenants and agreements made by AASI to Congress set forth in the Assignment and Assumption Agreement or in any of the other Assignment Agreements, and agrees that Congress, shall have all rights, remedies and interests under the Assignment and Assumption Agreement and the other Assignment Agreements, with respect to Mooney Airplane and its properties and assets with the same force and effect as Congress has with respect to AASI and its respective assets and properties, as if Mooney Airplane had originally executed and had been an original party signatory to the Assignment and Assumption Agreement and the other Assignment Agreements.

(b) Each of AASI and Mooney Airplane hereby acknowledges, confirms and agrees that Congress shall continue to have valid and perfected security interests, liens and rights in and to all of the Deferred Purchase Price Collateral consisting of the Deficiency Claim and the FAA Type Certificate Collateral and such security interests, liens and rights and their perfection and priorities have continued and shall continue in all respects in full force and effect and AASI has continued and shall continue to be directly liable in all respects for the Deferred Purchase Price Obligations.

3.2 Each of AASI and Mooney Airplane hereby confirms, acknowledges, agrees that:

(a) no invalidity, irregularity or unenforceability of all or any part of the Deferred Purchase Price Obligations shall affect, impair or be a defense to any of the AASI Secured Notes, nor shall any other circumstance which might otherwise constitute a defense available to or legal or equitable discharge of either Debtor in respect of any of the Deferred Purchase Price Obligations, affect, impair or be a defense to any of the AASI Secured Notes or any of the other Assignment Agreements;

(b) without limiting the foregoing, the liability of Debtors for the Deferred Purchase Price Obligations under the AASI Secured Notes or any of the other Assignment Agreements, shall not be discharged or impaired in any respect by reason of any failure by Congress to perfect or continue perfection of any lien or security interest in any collateral or any delay by Congress in perfecting any such lien or security interest;

(c) each of AASI and Mooney Airplane acknowledges that Congress has not made any representations to either of them with respect to AASI or Mooney Airplane or otherwise in connection with the execution and delivery by AASI and Mooney Airplane of the Assignment Agreements as amended by this Amendment and the AASI Secured Notes and Debtors are not in any respect relying upon Congress or any statements by Congress in connection with the Assignment Agreement as amended by this Amendment, the AASI Secured Notes or any of the other Assignment Agreements;

(d) unless and until the indefeasible payment and satisfaction in full of all of the Deferred Purchase Price Obligations in immediately available funds, each Debtor irrevocably and unconditionally waives and relinquishes all statutory, contractual, common law, equitable and all other claims against any Debtor, any collateral for the Deferred Purchase Price Obligations or other assets of any Debtor, for subrogation, reimbursement, exoneration, contribution, indemnification, setoff or other recourse in respect to sums paid or payable to Congress by any Debtor under the AASI Secured Notes or any of the other Assignment Agreements, and any and all other benefits which any Debtor might otherwise directly or indirectly receive or be entitled to receive by reason of any amounts paid by or collected or due from Debtors upon the Deferred Purchase Price Obligations or realized from their property; and

(e) payment of all amounts now or hereafter owed by AASI to Mooney Airplane or by Mooney Airplane to AASI is hereby subordinated in right of payment to the indefeasible payment in full to Congress of the Deferred Purchase Price Obligations and all such amounts and any security and guarantees therefor are hereby assigned to Congress as security for the Deferred Purchase Price Obligations.

3.3 Each of AASI and Mooney Airplane hereby acknowledges, confirms and agrees that AASI and Mooney Airplane are indebted, jointly and severally, to Congress as of the date hereof, in respect of the Deferred Purchase Price Obligations consisting of, among other things, Tranche A in the aggregate principal amount of $500,000, together with interest accrued and accruing thereon and costs, expenses, fees (including attorneys fees and legal expenses) and other charges now or hereafter owed by AASI and Mooney Airplane to Congress attributable to the existing loan balance under the Existing Tranche A Note, all of which are unconditionally owing by AASI and Mooney Airplane to Congress, without offset, defense or counterclaim of any kind, nature and description whatsoever. AASI and Mooney Airplane are executing and delivering concurrently herewith the Restated Tranche A Note pursuant to which Mooney Airplane becomes a co-obligor under the Restated Tranche A Note and agrees to be directly liable to Congress, jointly and severally with AASI, for all the Deferred Purchase Price Obligations consisting of Tranche A.

3.4 Each of AASI and Mooney Airplane hereby acknowledges, confirms and agrees that AASI and Mooney Airplane are indebted, jointly and severally, to Congress as of the date hereof, in respect of the Deferred Purchase Price Obligations consisting of, among other things, Tranche B in the aggregate principal amount of $2,500,000, together with interest accrued and accruing thereon and costs, expenses, fees (including attorneys fees and legal expenses) and other charges now or hereafter owed by AASI and Mooney Airplane to Congress attributable to the existing loan balance under the Existing Tranche B Note, all of which are unconditionally owing by AASI and Mooney Airplane to Congress, without offset, defense or counterclaim of any kind, nature and description whatsoever. AASI and Mooney Airplane are executing and delivering concurrently herewith the Restated Tranche B Note pursuant to which Mooney Airplane becomes a co-obligor under the Restated Tranche B Note and agrees to be directly liable to Congress, jointly and severally with AASI, for all the Deferred Purchase Price Obligations consisting of Tranche B.

3.5 Each of AASI and Mooney Airplane hereby acknowledges, confirms and agrees that AASI and Mooney Airplane are indebted, jointly and severally, to Congress as of the date hereof, in respect of the Deferred Purchase Price Obligations consisting of, among other things, Tranche C in the aggregate principal amount of $1,500,000, together with interest accrued and accruing thereon and costs, expenses, fees (including attorneys fees and legal expenses) and other charges now or hereafter owed by AASI and Mooney Airplane to Congress attributable to the existing loan balance under the Existing Tranche C Note, all of which are unconditionally owing by AASI and Mooney Airplane to Congress, without offset, defense or counterclaim of any kind, nature and description whatsoever. AASI and Mooney Airplane are executing and delivering concurrently herewith the Second Restated Tranche C Note pursuant to which Mooney Airplane becomes a co-obligor under the Second Restated Tranche C Note and agrees to be directly liable to Congress, jointly and severally with AASI, for all the Deferred Purchase Price Obligations consisting of Tranche C.

3.6 Each of AASI and Mooney Airplane hereby acknowledges, confirms and agrees that AASI and Mooney Airplane are indebted, jointly and severally, to Congress as of the date hereof, in respect of the Deferred Purchase Price Obligations consisting of, among other things, Tranche D in the aggregate principal amount of $5,714,408.71, together with interest accrued and accruing thereon and costs, expenses, fees (including attorneys* fees and legal expenses) and other charges now or hereafter owed by AASI and Mooney Airplane to Congress attributable to the existing loan balance under the Existing Tranche D Note, all of which are unconditionally owing by AASI and Mooney Airplane to Congress, without offset, defense or counterclaim of any kind, nature and description whatsoever. AASI and Mooney Airplane are executing and delivering concurrently herewith the Restated Tranche D Note pursuant to which Mooney Airplane becomes a co-obligor under the Restated Tranche D Note and agrees to be directly liable to Congress, jointly and severally with AASI, for all the Deferred Purchase Price Obligations consisting of Tranche D.

4.   Additional Financing.
     --------------------

4.1 The first sentence contained in Section 3.4 of the Assignment and Assumption Agreement is hereby deleted in its entirety and replaced with the following new sentence:

     "Assignee has advised Assignor that Assignee intends to seek to obtain after the date hereof additional loans, advances, investments, equity or any other type of financing, whether directly or indirectly, or in any one or more series of transactions or through one or more of its subsidiaries or affiliates or otherwise (the "Additional Financing")."

4.2     Section 3 of the Assignment and Assumption Agreement is amended by a new
Section 3.5 immediately after Section 3.4 of the Assignment and Assumption Agreement as follows:

     "3.5 Notwithstanding anything to the contrary contained herein or in any of the other Assignment Agreements, if AASI, or any of its subsidiaries or affiliates, including, without limitation, Mooney Airplane, obtains loans, advances, investments, equity or any other type of financing in the aggregate amount in excess of $17,500,000, whether directly or indirectly, or in any one or more series of transactions or otherwise, AASI or Mooney Airplane shall, or shall cause any such of their subsidiaries or affiliates to, repay Congress in full all of the Deferred Purchase Price Obligations immediately upon obtaining any such loans, advances, investments, equity or other type of financing."

5.   Amendment to Collateral Assignment of Secured Debt.  Section 5.1(e) of the
     --------------------------------------------------
Collateral Assignment of Secured Debt is hereby deleted in its entirety and replaced with the following:

     "(e) SECURED PARTY SHALL NOT HAVE ANY LIABILITY TO DEBTOR (WHETHER IN TORT, CONTRACT, EQUITY OR OTHERWISE) FOR LOSSES SUFFERED BY DEBTOR IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO THE TRANSACTIONS OR RELATIONSHIPS CONTEMPLATED BY THIS AGREEMENT OR ANY OF THE OTHER ASSIGNMENT AGREEMENTS, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION HEREWITH

OR THEREWITH, WHETHER ARISING FROM SECURED PARTY'S OWN NEGLIGENCE OR OTHERWISE, UNLESS IT IS DETERMINED BY A FINAL AND NON-APPEALABLE JUDGMENT OR COURT ORDER BINDING ON SECURED PARTY, THAT THE LOSSES WERE THE RESULT OF ACTS OR OMISSIONS CONSTITUTING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SECURED PARTY. IN ANY SUCH LITIGATION, SECURED PARTY SHALL BE ENTITLED TO THE BENEFIT OF THE REBUTTABLE PRESUMPTION THAT IT ACTED IN GOOD FAITH AND WITH THE EXERCISE OF ORDINARY CARE IN THE PERFORMANCE BY IT OF THE TERMS OF THIS AGREEMENT AND THE OTHER ASSIGNMENT AGREEMENTS. EXCEPT AS PROHIBITED BY LAW, DEBTOR WAIVES ANY RIGHT WHICH IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION WITH SECURED PARTY ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. DEBTOR: CERTIFIES THAT NEITHER SECURED PARTY NOR ANY REPRESENTATIVE, AGENT OR ATTORNEY ACTING FOR OR ON BEHALF OF SECURED PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SECURED PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE ANY OF THE WAIVERS PROVIDED FOR IN THIS AGREEMENT OR ANY OF THE OTHER ASSIGNMENT AGREEMENTS AND ACKNOWLEDGES THAT IN ENTERING INTO THIS AGREEMENT AND THE OTHER ASSIGNMENT AGREEMENTS, SECURED PARTY IS RELYING UPON, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS SET FORTH IN THIS SECTION 5 AND ELSEWHERE HEREIN AND THEREIN."

6.   Waiver of Event of Default.
     --------------------------

6.1 Congress hereby waives the Event of Default arising from the failure of AASI to prepay Tranche C in the amount of seven and one-half percent (7 1/2 %) of the Additional Financing in the amount of approximately $1,400,000 raised by AASI after January 29, 2002 as provided by Section 3.4 of the Assignment and Assumption Agreement.

6.2 Congress has not waived and is not by this Amendment waiving, and has no intention of waiving any Event of Default, which may have occurred prior to the date hereof, or may be continuing on the date hereof or any Event of Default which may occur after the date hereof, whether the same or similar to the Event of Default referred to herein or otherwise, other than the Event of Default described in Section 5.1 hereof and the temporary wavier of the Events of Default described in Section 3 of Amendment No. 1 to Assignment Agreements. Congress reserves the right, in its discretion, to exercise any or all of its rights and remedies arising under the Assignment Agreements, applicable law or otherwise as a result of any other Events of Default which may have occurred prior to the date hereof, or are continuing on the date hereof, or any Event of Default which may occur after the date hereof, whether the same or similar to the Event of Default described herein or otherwise.

7.   Representations and Warranties
     ------------------------------

7.1 This Amendment, the FAA Type Certificate Collateral Security Agreement, the Restated Tranche A Note, the Restated Tranche B Note, the Second Restated Tranche C Note and the Restated Tranche D Note and the other agreements, documents and instruments related thereto have been duly executed and delivered by AASI and Mooney Airplane, and are in full force and effect as of the date hereof and the agreements and obligations each of AASI and Mooney Airplane contained herein and therein constitute legal, valid and binding obligations of AASI and Mooney Airplane enforceable against AASI and Mooney Airplane in accordance with their respective terms.

7.2 Neither the execution and delivery of the Mooney Airplane Purchase Agreements, nor the consummation of the transactions contemplated by the Mooney Airplane Purchase Agreements, nor compliance with the provisions of the Mooney Airplane Purchase Agreements, shall result in the creation or imposition of any lien, claim, charge or encumbrance upon any of the Deferred Purchase Price Collateral, or any other Collateral, except in favor of Congress pursuant to this Amendment and the Assignment Agreements as amended hereby and except liens expressly permitted by the FAA Type Certificate Collateral Security Agreement.

7.3 Neither the execution and delivery of the Mooney Airplane Purchase Agreements, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof, (a) has violated or shall violate the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended, if applicable, or any Federal or State securities laws or any other law or regulation or any order or decree of any court or governmental instrumentality in any respect or (b) does, or shall conflict with or result in the breach of, or constitute a default in any respect under any mortgage, deed of trust, security agreement, agreement or instrument to which any of Mooney Airplane or AASI is a party or may be bound, or (c) shall violate any provision of the Certificates of Incorporation or By-Laws of AASI or Mooney Airplane.

7.4 Each of AASI and Mooney Airplane is and will continue to be Solvent upon and after the incurrence of the Deferred Purchase Price Obligations and the other transactions contemplated hereunder and under the FAA Type Certificate Collateral Security Agreement and the other Assignment Agreements.

7.5 The failure of AASI or Mooney Airplane to comply with the covenants, conditions and agreements contained in this Amendment or in any other agreement, document or instrument at any time executed or delivered by AASI and Mooney Airplane with, to or in favor of Congress shall constitute an Event of Default under the Assignment Agreements.

7.6 After giving effect to the provisions of this Amendment, no Event of Default or condition or event which, with notice or passage of time or both, would constitute an Event of Default exists or has occurred and is continuing.

8.   Conditions to Effectiveness of Amendment.   The effectiveness of the
     ----------------------------------------
amendments and waivers made pursuant to this Amendment shall be subject to the satisfaction of each of the following conditions precedent:

8.1 Congress shall have received an executed original or executed original counterparts of this Amendment, as the case may be, duly authorized, executed and delivered, by each of AASI and Mooney Airplane;

8.2 Congress shall have received, in form and substance satisfactory to Congress, executed originals, duly authorized, executed and delivered, by each of AASI and Mooney Airplane, each of the following:

(a) the Restated Secured Tranche A Note by AASI and Mooney Airplane in favor of Congress;

(b) the Restated Secured Tranche B Note by AASI and Mooney Airplane in favor of Congress;

(c) the Second Restated Tranche C Note by AASI and Mooney Airplane in favor of Congress;

(d)     the Restated Tranche D Note by AASI and Mooney Airplane in favor of
Congress;

(e) the FAA Type Certificate Collateral Security Agreement by Mooney Airplane in favor of Congress; and

(f) the Trademark Collateral Assignment and Security Agreement between Congress and Mooney Airplane;

8.3 Congress shall have received, in form and substance satisfactory to Congress, written notice by Mooney Airplane and AASI to the Federal Aviation Administration regarding the security interests to be in favor of Congress in the FAA Type Certificates;

8.4 AASI and Mooney Airplane shall have delivered to Congress, in form and substance satisfactory to Congress, true, correct and complete copies of the Mooney Airplane Purchase Agreements as duly executed, delivered or authorized by the parties thereto;

8.5 AASI and Mooney Airplane shall have delivered to Congress, in form and substance satisfactory to Congress, true, correct and complete certified copy of the Final 363 Sale Order;

8.6 Mooney Airplane shall have delivered to Congress (a) a copy of the Certificate of Incorporation of Mooney Airplane, and all amendments thereto, certified by the Secretary of State of its jurisdiction of incorporation as of the most recent practicable date certifying that each of the foregoing documents remains in full force and effect and has not been modified or amended, and except as described therein, (b) a copy of the By-Laws of Mooney Airplane, certified by its Secretary, and (c) a certificate from the Secretary or Assistant Secretary of

Mooney Airplane dated the date hereof certifying that each of the foregoing documents remains in full force and effect and has not been modified or amended, except as described therein;

8.7 each of AASI and Mooney Airplane shall have delivered to Congress evidence, as of the most recent practicable date, that it is duly qualified and in good standing in each jurisdictions where each of AASI and Mooney Airplane are qualified or authorized to do business;

8.8 Congress shall have received, in form and substance satisfactory to Congress, Secretary's Certificates of Directors' Resolutions of each of AASI and Mooney Airplane, evidencing the adoption and subsistence of corporate resolutions approving the execution, delivery and performance by AASI and Mooney Airplane of this Amendment and the agreements, documents and instruments to be delivered pursuant to this Amendment;

8.9 Congress shall have received, in form and substance satisfactory to Congress, originals of an Evidence of Property Insurance certificate, together with a lender's loss payable endorsement in favor of Congress with respect to the FAA Type Certificate Collateral, and Certificate of Liability Insurance certificate, in each case, issued by the insurance broker or agent of AASI or Mooney Airplane;

8.10 Congress shall have received an opinion of counsel to AASI and Mooney Airplane with respect to the transactions contemplated by this Amendment and the Mooney Airplane Purchase Agreements, and such other matters as Congress shall reasonably addressed to Congress, in form and substance and satisfactory to Congress;

8.11 each of AASI and Mooney Airplane shall deliver, or cause to be delivered, to Congress a true and correct copy of any consent, waiver or approval to or of this Amendment, which either of them is required to obtain from any other Person, and such consent, approval or waiver shall be in a form reasonably acceptable to Congress;

8.12 Mooney Airplane shall have executed, delivered or authorized Congress to prepare and file a Uniform Commercial Code financing statement and such other documents and instruments which Congress has determined are necessary to perfect or continue perfecting the security interests of Congress in the FAA Type Certificate Collateral now or hereafter owned by Mooney Airplane;

8.13 Congress shall have received, in form and substance satisfactory to Congress, all consents, waivers, acknowledgments and other agreements from third persons which Congress may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the FAA Type Certificate Collateral or to effectuate the provisions of this Amendment and the other Assignment Agreements, including, without limitation, acknowledgments by lessors or mortgagees of Congress' security interests in the FAA Type Certificate Collateral, waivers by such persons of any liens or other claims by such persons to the FAA Type Certificate Collateral and agreements permitting Congress access to, and the right to remain on, the premises to exercise its rights and remedies and otherwise deal with the FAA Type Certificate Collateral;

8.14 Congress shall have received, in form and substance satisfactory to Congress, UCC, Federal and State tax lien and judgment lien searches against Mooney Airplane in all relevant jurisdictions; and

8.15 after giving effect to the consents and amendments set forth herein, no Event of Default or condition or event which, with notice or passage of time or both, would constitute an Event of Default shall exist or have occurred and be continuing.

9.   Effect of this Amendment. Except as modified pursuant hereto, no other
     ------------------------
changes, consents, waivers or modifications to the Assignment Agreements are intended or implied and in all other respects the Assignment Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent of conflict between the terms of this Amendment and the other Assignment Agreements, the terms of this Amendment shall control. The Assignment and Assumption Agreement and this Amendment shall be read and construed as one agreement.

10.  Further Assurances.  The parties hereto shall execute and deliver such
     ------------------
additional documents and take such additional action as may be reasonably necessary or desirable to effectuate the provisions and purposes of this Amendment.

11.  Governing Law. The validity, interpretation and enforcement of this
     -------------
Amendment and any dispute arising out of the relationship between the parties hereto in connection with this Amendment, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of Texas (without giving effect to principles of conflict of laws).

12.  Binding Effect.  This Amendment shall be binding upon and inure to the
     --------------
benefit of each of the parties hereto and their respective successors and assigns.

13.  Counterparts. This Amendment may be executed in any number of counterparts,
     ------------
but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. This Amendment may be executed and delivered by telecopier with the same force and effect as if it were a manually executed and delivered counterpart.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     Please sign the enclosed counterpart of this Amendment in the space provided below whereupon this Amendment as so accepted by AASI and Mooney Airplane, shall become a binding agreement by and among AASI, Mooney Airplane and Congress.

                                            Very truly yours,

                                            CONGRESS FINANCIAL CORPORATION
                                            (SOUTHWEST)


                                            By:__________________________

                                            Title:_______________________


ACKNOWLEDGED AND AGREED:

ADVANCED AERODYNAMICS & STRUCTURES, INC.

By:___________________________

Title:________________________


MOONEY AIRPLANE COMPANY, INC.

By:___________________________

Title:________________________